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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the use of our report, on the consolidated financial statements of NAC Re Corporation for the year ended December 31, 1998, dated February 3, 1999 except for Note 15, as to which the date is February 15, 1999 in this Annual Report on Form 10K of XL Capital Ltd.

ERNST & YOUNG LLP
New York, New York
March 17, 2000

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